UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2006

Bare Escentuals, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33048	20-1062857
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

71 Stevenson Street, 22nd Floor, San Francisco, CA	94105
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 489-5000

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

In February 2007, our Bare Escentuals Beauty, Inc. subsidiary entered into a ten-year lease that commences on June 1, 2007 and expires on May 31, 2017 for an approximately 300,000 square foot distribution facility in Obetz, Ohio.  We have the right to extend the lease for two additional five-year periods on 180 days notice prior to end of the then-current lease period.  The base rent is $775,000 for the first year, approximately $930,000 for the next five years and approximately $990,000 for the following five years.  Bare Escentuals, Inc. has guaranteed these payments pursuant to a guaranty agreement.

The new facility in Obetz is within two business days of approximately 60% of the U.S. population, and is expected to primarily service Midwest and East Coast premium wholesale customers, QVC, company-owned boutiques, infomercial and online shopping customers. The facility is expected to expand warehouse capacity to support wholesale growth over the next five years, improve customer service, improve flexibility to offer promotional items and reduce shipping time and costs to our premium wholesale customers, spas and company-owned boutiques located in the Midwest and the East Coast.

In December 2006, we entered into a second amendment of our headquarters lease to add an additional floor of space to our lease.  The headquarters lease expires on July 31, 2015.  The second amendment provides for an additional approximately 14,000 square feet beginning in April 2007.  The additional annual rent begins at approximately $500,000 increasing to approximately $600,000 in the eighth year.

Complete copies of the second amendment to our headquarters lease , the Obetz lease and the Bare Escentuals, Inc. guaranty of the Obetz lease are filed herewith as Exhibit 10.47, Exhibit 10.48 and Exhibit 10.49, respectively, and incorporated herein by reference.  The foregoing descriptions of the terms of the second amendment, Obetz lease and Bare Escentuals, Inc. guaranty of the Obetz lease are qualified in their entirety by reference to such exhibits.

Item 9.01.  Financial Statements and Exhibits

(d)           Exhibits.

Exhibit No.	Description
10.47	Second Amendment to Office Lease between Bare Escentuals Beauty, Inc., formerly known as MD Beauty, Inc., and Forward One, LLC, successor-in-interest to ECI Stevenson LLC, dated December 19, 2006.
10.48	Lease between Bare Escentuals Beauty, Inc. and Centerpoint II, LLC dated January 31, 2007.
10.49	Guaranty by Bare Escentuals, Inc. dated January 31, 2007 to Lease between Bare Escentuals Beauty, Inc. and Centerpoint II, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BARE ESCENTUALS, INC.

By:	/s/ Myles B. McCormick
Name:	Myles B. McCormick
Title:	Senior Vice President, Chief Financial Officer, Chief Operations Officer and Secretary

Date: March 1, 2007

Exhibit No.	Description
10.47	Second Amendment to Office Lease between Bare Escentuals Beauty, Inc., formerly known as MD Beauty, In. and Forward One, LLC, successor-in-interest to ECI Stevenson LLC dated December 19, 2006.
10.48	Lease between Bare Escentuals Beauty, Inc. and Centerpoint II, LLC dated January 31, 2007.
10.49	Guaranty by Bare Escentuals, Inc. dated January 31, 2007 to Lease between Bare Escentuals Beauty, Inc. and Centerpoint II, LLC.